EXHIBIT 10.5
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS (“BLUE SKY LAWS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE BLUE SKY LAWS.
WARRANT
TO PURCHASE SHARES OF COMMON STOCK
OF
WIRELESS RONIN TECHNOLOGIES, INC.

March 10, 2006	Warrant No. 2006W-___
     THIS CERTIFIES THAT, for good and valuable consideration, ___, or registered assigns (the “Holder”), is entitled to subscribe for and purchase from Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company”), at any time on or before 5:00 p.m. Minneapolis, Minnesota time on March 10, 2011 (the “Expiration Date”), ___ (___) fully paid and nonassessable shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at an exercise price per share equal to $0.80 (the “Warrant Exercise Price”), subject to adjustment as provided in this Warrant; provided, however, that from and after the closing date of the Company’s initial public offering, if any (the “IPO”) until the Expiration Date, the Warrant Exercise Price shall be equal to 80 percent of the initial public offering price in the IPO, subject to adjustment as provided in this Warrant.
     This Warrant is one in the series of warrants substantially identical in form which may be issued in the Offering (as defined below) and designated as “No. 2006W-___,” and the term “Warrants” as used herein means all of such warrants (including this Warrant). The shares which may be acquired upon exercise of this Warrant are referred to herein as the “Warrant Shares.” As used herein, the term “Holder” means the Holder, any party who acquires all or a part of this Warrant as a registered transferee of the Holder, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant. This Warrant was issued pursuant to the terms of that certain Loan and Subscription Agreement by and between the Holder and the Company dated March 10, 2006 (the “Loan and Subscription Agreement”) as part of the Company’s offer and sale of an aggregate amount of up to $2,000,000 in principal amount of convertible promissory notes (the “Offering”) as more fully described in that certain Confidential Offering Memorandum dated February 28, 2006 (the “Memorandum”).
     This Warrant is subject to the following provisions, terms and conditions:

1. Exercise; Transferability.
     (a) The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the Expiration Date and accompanied or preceded by the surrender of this Warrant along with cash, wore transfer, or a certified or bank check in payment of the Warrant Exercise Price for the total number of Warrant Shares then being purchased.
     (b) Other than pursuant to registration under federal and any applicable state or other securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion, neither the Warrant nor the Warrants Shares may not be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, nor may any Warrant Shares issued pursuant to exercise of this Warrant be transferred.
2. Exchange and Replacement. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.
3. Issuance of the Warrant Shares.
     (a) The Company agrees that the Warrant Shares shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of paragraph (b) of this Section 3, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised and in no event later than five (5) days thereafter, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder.
     (b) Notwithstanding the foregoing, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Except as described in Section 9, nothing herein shall obligate the Company to effect registrations under federal or state securities laws. Upon any proposed transfer or other disposition of this Warrant or the Warrant Shares, the Holder shall provide the Company with written representations from the Holder and the proposed transferee in form and substance satisfactory to the Company regarding the transfer or, at the election of the Company, an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer or disposition of this Warrant or the Warrant Shares may be effected without registration or qualification (under any federal or applicable state or other applicable securities laws) of this Warrant or the Warrant Shares. Upon receipt by the Company of such written notice and either such representations or opinion, such Holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms, or to dispose of the Warrant Shares, all in accordance with the terms of the notice delivered by such Holder to the Company, provided that an appropriate legend, if any, respecting the aforesaid restrictions on transfer and the disposition may be endorsed on this Warrant or the stock certificates evidencing the Warrant Shares. The Holder agrees to execute such documents and make such representations, warranties and agreements as may be required to comply with the exemption relied upon by the Company, or the registration made, for the exercise of this Warrant or issuance of the Warrant or the Warrant Shares.
4. Covenants of the Company. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.
5. Adjustments to Warrant Exercise Price. The provisions of this Warrant are subject to adjustment as provided in this Section 5.
     (a) Stock Splits, Dividends and Combinations. The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:
     (i) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;
     (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or
     (iii) combine outstanding shares of Common Stock, by reclassification or otherwise;
then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any

Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.
     (b) Mechanics of Adjustment for Stock Splits, Dividends and Combinations. Except as provided in the following sentence, upon each adjustment of the Warrant Exercise Price pursuant to Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price. No adjustment shall be made to the number of shares purchasable upon exercise of the Warrant as a result of any combination of outstanding shares of Common Stock effected by the Company, by reclassification or otherwise, prior to the completion of its initial public offering of Common Stock.
     (c) Consolidations, Mergers and Reorganization Events. In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under Subsection (a) of this Section 5; but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.
     (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Warrant Exercise Price or the number of Warrants covered hereby pursuant to this Section, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Warrant Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.
6. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company, and the Holder of this Warrant shall not be deemed to be a shareholder of the Company for any purposes whatsoever with respect to the shares subject to this Warrant except with respect to Warrant Shares for which this Warrant has been duly exercised.
7. Notice of Transfer of Warrant or Resale of the Warrant Shares.
     (a) Subject to the sale, assignment, hypothecation or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the 1933 Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.
     (b) If, in the opinion of the Company’s counsel, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be affected without registration or qualification of this Warrant or such Warrant Shares, the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such transfer or disposition as, in the opinion of such counsel, are permitted by law.
8. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Market Price of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section, the term “Market Price” with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national or regional securities exchange or quoted in the National Association of Securities Dealers, Inc.’s Automated Quotations System (“Nasdaq”), or if not listed on a national or regional securities exchange or quoted in Nasdaq, the average of the last reported closing bid and asked prices as reported by the OTC Bulletin Board from quotations by market makers in such Common Stock, or if no quotations in such Common Stock are available, the fair market value of the shares as determined in good faith by the Board of Directors of the Company.
9. Registration Rights. The Holder of this Warrant shall have the registration rights provided in the Loan and Subscription Agreement.
10. Survival; Governing Law; Amendment. The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. This Warrant shall be interpreted under the laws of the State of Minnesota, without regard to its conflict of laws provisions. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder
Signature page follows.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated March 10, 2006.

WIRELESS RONIN TECHNOLOGIES, INC.

By
John A. Witham
Chief Financial Officer

TO:     WIRELESS RONIN TECHNOLOGIES, INC.

NOTICE OF EXERCISE OF WARRANT —	To Be Executed by the Registered Holder in Order to Exercise the Warrant
The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash,                                          of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of

(Print Name)

Please insert social security or other identifying number of registered Holder of certificate:	Address:

Dated:

Signature*

*	The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity. If the Warrant is registered in the name of more than one Holder, all Holders must sign.

ASSIGNMENT FORM
To be signed only upon authorized transfer of Warrants.
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                                          the right to purchase the securities of Wireless Ronin Technologies, Inc. to which the within Warrant relates and appoints                                         , attorney, to transfer said right on the books of Wireless Ronin Technologies, Inc. with full power of substitution in the premises.

Dated:
(Signature)

Address: